UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBLG	Nasdaq Capital Market

Warrants to Purchase Common Stock, par value $0.001 per share	BBLGW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 4, 2024, Bone Biologics Corporation (the “Company”) priced a public offering (the “Offering”) of (i) 119,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase 119,000 shares of Common Stock at a combined public offering price of $2.56 per Share and accompanying Warrant and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 662,251 shares of Common Stock, together with Warrants to purchase 662,251 shares of Common Stock at a combined public offering price of $2.559 per Pre-Funded Warrant and accompanying Warrant.

Subject to certain ownership limitations described in the Warrants, the Warrants have an exercise price of $2.43 per share of Common Stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Warrants will be subject to adjustment for stock dividends, stock splits, reverse splits, and similar capital transactions as described in the Warrants.

Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In the event of a fundamental transaction, as described in the Warrants and Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant or Pre-Funded Warrant is exercisable immediately prior to such event. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock by the Company for a period of 60 days after the closing date of the Offering and a prohibition on the Company entering into variable rate transactions for a period of one year after the closing date of the Offering, subject to certain exceptions.

The net proceeds to the Company from the Offering were approximately $1.5 million, after deducting Placement Agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund clinical trials, maintain and extend its patent portfolio, and for working capital and other general corporate purposes.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-276771), which was declared effective by the Securities and Exchange Commission on March 4, 2024, and a preliminary and final prospectus thereunder. The closing of the Offering took place on March 6, 2024. After the closing of the Offering, the Company had 879,176 shares of Common Stock outstanding.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as the exclusive placement agent for the Offering. The Placement Agent did not purchase or sell any securities, nor was it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the Offering. The Company paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering and a management fee equal to 1.0% of the aggregate gross proceeds from the Offering. The Company also reimbursed the Placement Agent for non-accountable expenses in an amount up to $10,000, its legal fees and expenses and other out-of-pocket expenses in the amount of up to $100,000, and its clearing expenses in the amount of $15,950. The Company also issued the Placement Agent or its designees warrants to purchase up to 46,875 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.20 and have a term of five years from the commencement of sales of the Offering.

The foregoing is only a summary of the Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Purchase Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Form of Warrant, the Form of Pre-Funded Warrant, the Form of Placement Agent Warrant and the Form of Purchase Agreement, copies of which are incorporated by reference as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01 Other Events.

On March 4, 2024, the Company issued a press release announcing that the Company had priced the Offering. On March 6, 2024, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant dated March 6, 2024
4.2	Form of Pre-Funded Warrant dated March 6, 2024
4.3	Form of Placement Agent Warrant dated March 6, 2024
10.1	Form of Securities Purchase Agreement dated March 4, 2024
99.1	Press release dated March 4, 2024
99.2	Press release dated March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONE BIOLOGICS CORPORATION
Date: March 6, 2024
	By:	/s/ Jeffrey Frelick
Jeffrey Frelick
Chief Executive Officer